Exhibit 10.1

WAIVER

This Waiver (“Waiver”) is entered into as of May 1, 2012 by and between Imaging3, Inc., a corporation organized under the laws of the State of California (the “Company”), on the one hand, and Gemini Master Fund, Ltd., Alpha Capital Anstalt, Brio Capital, L.P. and Context Partners Fund, L.P. (collectively, the “Purchasers”), on the other hand.

WHEREAS, pursuant to that certain Securities Purchase Agreement (“Purchase Agreement”) dated as of October 3, 2011 by and between the Company and the Purchasers, on or about such date the Company sold and issued to the Purchasers (i) Senior Secured Notes Due October 3, 2012 in the aggregate original principal amount of $1,200,000 (“Notes”) and (ii) Warrants to purchase up to 12 million shares of Common Stock in the aggregate (“Warrants”); capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement, the Notes or the Warrants, as the case may be;

WHEREAS, the Company may wish to engage in additional financing transactions which are restricted by the terms of the Notes; and

WHEREAS, on March 28, 2012 (“Settlement Date”) the Company entered into (i) that certain Claims Exchange Agreement with Cranshire Capital, L.P., and (ii) that certain Settlement Agreement (together with such Claims Exchange Agreement, the “Settlement Agreements”) with Freestone Advantage Partners, L.P. (together with Cranshire Capital, L.P., the “Prior Investors”), pursuant to which the Company, among other things, reduced the exercise price under warrants (together with any warrants issued in exchange for or in connection with such warrants, “Prior Warrants”) held by such Prior Investors to $0.0119;

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth in this Waiver, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Waiver. The Purchasers hereby waive compliance with Section 6(g) of the Notes in connection with any Subsequent Issuance in any primarily capital raising transaction (“Additional Financing”).  Further, any such Additional Financing shall constitute an Exempt Issuance if, and only if, the Additional Financing does not directly or indirectly effectively cause a reduction in the exercise price or increase in the number of underlying shares of Common Stock under the Prior Warrants.

2. Amendment.  The Prior Warrants shall not constitute an Exempt Issuance under the Transaction Documents, such that in the event that there effectively occurs, directly or indirectly, a reduction in the exercise price or increase in the number of underlying shares of Common Stock under the Prior Warrants for any reason whatsoever, including without limitation as a result of this Waiver, any such effective reduction or increase shall cause Full Ratchet Anti-Dilution Adjustment of the Notes and Warrants in accordance with the terms thereof.

3. Adjustment Acknowledgement.

(a)      Adjustments.  The Company acknowledges and agrees that, as a result of the Settlement Agreements, effective as of the Settlement Date (a) the Fixed Price and Floor Price under the Notes was reduced to $0.0119, (b) the Exercise Price under the Warrants was reduced to $0.0119, and (c) the number of Warrant Shares issuable upon exercise of the Warrants was inversely proportionately increased, such the number of Warrant Shares for which each Warrant is currently exercisable is as follows:

Warrant Issued to:	Number of Warrant Shares:
Gemini Master Fund, Ltd	30,252,101
Alpha Capital Anstalt	30,252,101
Brio Capital, L.P.	20,168,067
Context Partners Fund, L.P.	20,168,067

For clarification, the Notes and Warrants shall be subject to further adjustment upon any further Dilutive Issuances in accordance with the terms of the Transaction Documents, except to the extent waived under Section 1 above.

(b)      Prior Conversions/Exercises.  To the extent there have been any notices of conversion or exercise submitted by the Purchasers under the Notes or Warrants respectively on or after March 28, 2012 and prior to the date hereof (a) the applicable Conversion Price and Exercise Price under such notices shall be retroactively reduced to equal $0.0119, the applicable number of Warrant Shares shall be retroactively inversely proportionately increased, and the Company shall promptly issue such additional number of Conversion Shares and Warrant Shares to such Purchasers as if such adjustments described herein were in effect as of the date of any such conversion or exercise notice, and (b) the Company shall promptly honor, on the terms set forth in clause (a), such conversion and exercise notices to the extent it has not previously done so, including without limitation promptly issuing and delivering all applicable shares of Common Stock to such Purchasers in accordance with the provisions of the Notes and Warrants.

4. Rule 144.  The Company acknowledges and agrees that, for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (“Securities Act”), the holding period for the shares of Common Stock issuable upon conversion and cashless exercise of the Notes and Warrants, respectively, shall have commenced on October 3, 2011 (the date of original issuance of the Notes and the Warrants), notwithstanding this Waiver.  Without limiting the foregoing, if at any time it is determined that such holding period does not relate back to such date, the Company will promptly cause the registration of all such underlying shares under the Securities Act (without regard to any beneficial ownership or issuance limitations contained in the Notes and/or Warrants).  For clarification, the Warrants may not be exercised on a Cashless Exercise basis when there is an effective Registration Statement covering the resale of all underlying Warrant Shares by the holder thereof, which Registration Statement is not subject to any suspension or stop order and contains a Prospectus therein that is current and available for use and not subject to any blackout or similar circumstance.

5. Disclosure.  The Company shall, prior to 8:30am on the day following execution hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby.  The Company and the Purchasers shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby.

6. Miscellaneous.

(a)           Full Force and Effect.  Except as otherwise expressly provided herein, each of the Purchase Agreement, the Notes, the Warrants, the Security Agreements and other Transaction Documents shall remain in full force and effect.  Except for the waiver contained herein, this Waiver shall not in any way waive or prejudice any of the rights of the Purchasers or obligations the Company under the Transaction Documents, under law, in equity or otherwise, and such waiver shall not constitute a waiver or modification of any other provision of the Transaction Documents nor a waiver or modification of any subsequent default or breach of any obligation of the Company or of any subsequent right of the Purchasers.

(b)           Governing Law.  This Waiver shall be governed by and construed in accordance with the internal laws of the State of New York.

(c)           Counterparts.  This Waiver may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  This Waiver may be executed by facsimile or by email of a digital image format or portable document format of the signature page hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Waiver to be duly executed effective the date first written above.

IMAGING3, INC.

By:
Name:
Title:

GEMINI MASTER FUND, LTD.
GEMINI STRATEGIES LLC, INC.
as investment manager

By:
Name: Steven Waters
Title: President

ALPHA CAPITAL ANSTALT

By:
Name:
Title:

BRIO CAPITAL, L.P.
By: Brio Capital Management LLC, as general partner

By:
Name:
Title:

CONTEXT PARTNERS FUND, L.P.
By: CONTEXT CAPITAL MANAGEMENT, LLC, as general partner

By:
Name: Michael S. Rosen
Title: Managing Member